Exhibit 99.1

Flux Power Reports Fourth Quarter and Fiscal Year 2025 Financial Results

Q4 Revenue increased 25% to $16.7 million over Prior Year Period;

Fiscal Year 2025 Revenue Up 9% over 2024

Vista, CA — Sep 16, 2025 — Flux Power Holdings, Inc. (NASDAQ: FLUX), a leading developer of advanced lithium-ion energy storage solutions and software-driven electrification for commercial and industrial equipment, today reported financial and operational results for the fourth quarter and fiscal year ending June 30, 2025.

Fourth Quarter and Recent Business Highlights

●	Secured a purchase order for over $2 million from a major North American airline for its newly redesigned G80-420 lithium-ion battery pack
●	Recently secured an additional $1.2 million order with another airline for G80 lithium-ion energy solutions with the SkyEMS software platform
●	Awarded new patent that covers a breakthrough approach to battery charge balancing to optimize performance, extend battery life and reduce downtime
●	Recognized among Financial Times’ fastest growing companies in the Americas 2025
●	Released SkyEMS 2.0 software platform as a beta with an airline customer and will be rolling it out to additional customers in the coming months
●	Closed $5 million private placement of prefunded warrants and common warrants

CEO Commentary

“We finished 2025 with solid year-over-year growth on both a quarterly and annualized basis, resulting in improvements to our bottom line,” said Krishna Vanka, Flux Power’s CEO. “As we continue to scale the business, my top strategic initiative is to achieve profitable growth through a commitment to operational efficiencies combined with a reinvigorated sales approach, enhanced value delivery to customers and more diverse revenue streams.

“As we look ahead to the coming fiscal year , the current tariff and macroeconomic environment create uncertainty and near-term caution for certain customers. That said, the recent infusion of additional capital combined with the growth of our sales opportunities as well as the expected benefits from our strategic initiatives give us reason to be increasingly optimistic for the latter part of our fiscal year.”

Fourth Quarter Fiscal 2025 Financial Results

Revenue for the fourth fiscal quarter of 2025 increased 25% to $16.7 million, compared to $13.4 million in the fourth fiscal quarter of 2024. Gross profit for the fourth fiscal quarter of 2025 improved approximately 61% to $5.8 million, compared to $3.6 million in the fourth fiscal quarter of 2024. Gross margin increased 760 basis points to 34.5% in the fourth fiscal quarter of 2025, compared to 26.9% in the fourth fiscal quarter of 2024.

Operating expenses for the fourth quarter were $6.5 million, compared to $5.4 million in the prior year quarter.

Operating loss for the fourth quarter was $0.8 million, compared to $1.8 million in the prior year quarter. Excluding costs associated with the multi-year restatement of previously issued financial statements and stock-based compensation, fourth quarter non-GAAP operating income was $0.4 million, compared to an operating loss of $1.5 million in the prior year period.

Net loss for the fourth quarter improved to $1.2 million, or ($0.07) per share, compared to a net loss of $2.2 million, or ($0.13) per share, in the fourth quarter of 2024. On a non-GAAP basis, fourth quarter net loss was $0.03 million, or $(0.00) per share, which excludes the above-referenced costs, compared to a net loss of $1.9 million, or ($0.11) per share in the prior year.

Adjusted EBITDA for the fourth quarter improved to $0.6 million, compared to ($1.2) million in the prior year period.

Full Year Fiscal 2025 Financial Results

For the full year of fiscal 2025, revenue increased 9% to $66.4 million from $60.8 million in fiscal year 2024. Gross margin for fiscal 2025 increased 440 basis points to 32.7% from 28.3% in the prior year.

Operating expenses for fiscal 2025 were $26.8 million, compared to $23.8 million in the prior year. Fiscal 2025 operating expenses include $2.9 million of expenses incurred in connection with the multi-year restatement of previously issued financial statements, which will not be incurred in future quarters.

Operating loss for the full year was $5.0 million, compared to $6.6 million in the prior year quarter. Excluding costs associated with the multi-year restatement of previously issued financial statements and stock-based compensation, full year non-GAAP operating loss was $1.1 million, compared to an operating loss of $5.0 million in the prior year.

Net loss for the full year was $6.7 million, or ($0.40) per share, compared to a net loss of $8.3 million, or ($0.50) per share, in the prior year. Full year non-GAAP net loss was $2.8 million, or $(0.17) per share, which excludes the above referenced costs, compared to a net loss of $6.8 million, or ($0.41) per share in the prior year.

Full year 2025 adjusted EBITDA was ($0.1) million, compared to ($4.0) million in 2024.

Balance Sheet

Cash as of June 30, 2025 was $1.3 million. Subsequent to quarter-end, the Company raised approximately $5 million in gross proceeds from a private placement of prefunded warrants and common warrants. The cash impact of the raise is approximately $3.8 million, net of debt conversion and fees. Additional sources of working capital include a line of credit as of June 30, 2025, under a $16.0 million credit facility from Gibraltar Business Capital (“Gibraltar”), with a remaining available balance of $2.4 million, subject to borrowing base limitations and satisfaction of certain financial covenants, and $1.0 million available under a subordinated line of credit with Cleveland Capital. The credit line with Gibraltar, subject to eligible accounts receivables and inventory borrowing base, provides for expansion up to $20 million.

Conference Call

Flux Power will host a conference call on Tuesday, September 16, 2025 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time to discuss its fourth quarter and fiscal year 2025 financial results. To access the call, please use the following information:

Date: Tuesday, September 16, 2025

Time: 1:30 p.m. Pacific Time | 4:30 p.m. Eastern Time

Toll-free dial-in number: 1-833-630-1956

International dial-in number: +1-412-317-1837

Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the News & Events section of the Company’s Investor Relations website.

For those unable to participate during the live broadcast of the conference call, a telephone replay will be available approximately two hours after the conference call and accessible through October 9. 2025. The replay dial-in number is 1-877-344-7529, and the pass code 2140383. International callers should dial +1-412-317-0088 and enter the same pass code. Additionally, a replay of the webcast will be available on Flux’s Investor Relations website for approximately 90 days.

About Flux Power

Flux Power (NASDAQ: FLUX) designs, manufactures, and sells advanced lithium-ion energy storage solutions for electrification of a range of industrial and commercial sectors including material handling, airport ground support equipment (GSE), and stationary energy storage. Flux Power’s lithium-ion battery packs, including the proprietary battery management system (BMS) and telemetry, provide customers with a better performing, lower cost of ownership, and more environmentally friendly alternative, in many instances, to traditional lead acid and propane-based solutions. Lithium-ion battery packs reduce CO2 emissions and help improve sustainability and ESG metrics for fleets. For more information, please visit www.fluxpower.com.

Forward-Looking Statements

This release contains projections and other “forward-looking statements” relating to Flux Power’s business, that are often identified using “believes,” “expects” or similar expressions. Forward-looking statements involve several estimates, assumptions, risks, and other uncertainties that may cause actual results to be materially different from those anticipated, believed, estimated, expected, etc. Accordingly, statements are not guarantees of future results. Some of the important factors that could cause Flux Power’s actual results to differ materially from those projected in any such forward-looking statements include, but are not limited to: risks and uncertainties, related to Flux Power’s business, results and financial condition; plans and expectations with respect to access to capital and outstanding indebtedness; Flux Power’s ability to comply with the terms of the existing credit facilities to obtain the necessary capital from such credit facilities; Flux Power’s ability to raise capital; Flux Power’s ability to continue as a going concern. Flux Power’s ability to obtain raw materials and other supplies for its products at competitive prices and on a timely basis; the development and success of new products, projected sales, cancellation of purchase orders, deferral of shipments, Flux Power’s ability to improve its gross margins, or achieve breakeven cash flow or profitability, Flux Power’s ability to fulfill backlog orders or realize profit from the contracts reflected in backlog sale; Flux Power’s ability to fulfill backlog orders due to changes in orders reflected in backlog sales, Flux Power’s ability to obtain the necessary funds under the credit facilities, Flux Power’s ability to timely obtain UL Listing for its products, Flux Power’s ability to fund its operations, distribution partnerships and business opportunities and the uncertainties of customer acceptance and purchase of current and new products, and changes in pricing. Actual results could differ from those projected due to numerous factors and uncertainties. Although Flux Power believes that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, they can give no assurance that such statements will prove to be correct, and that the Flux Power’s actual results of operations, financial condition and performance will not differ materially from the results of operations, financial condition and performance reflected or implied by these forward-looking statements. Undue reliance should not be placed on the forward-looking statements and Investors should refer to the risk factors outlined in our Form 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov/edgar. These forward-looking statements are made as of the date of this news release, and Flux Power assumes no obligation to update these statements or the reasons why actual results could differ from those projected.

Flux, Flux Power, and associated logos are trademarks of Flux Power Holdings, Inc. All other third-party brands, products, trademarks, or registered marks are the property of and used to identify the products or services of their respective owners.

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FLUX POWER HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Year ended June 30,
	2025	2024
Revenues	$66,434,000	$60,824,000
Cost of sales	44,694,000	43,591,000

Gross profit	21,740,000	17,233,000

Operating expenses:
Selling and administrative	22,304,000	18,932,000
Research and development	4,464,000	4,916,000
Total operating expenses	26,768,000	23,848,000

Operating loss	(5,028,000)	(6,615,000)

Other income (expense):
Interest income (expense), net	(1,646,000)	(1,718,000)

Net loss	$(6,674,000)	$(8,333,000)

Net loss per share - basic and diluted	$(0.40)	$(0.50)

Weighted average number of common shares outstanding - basic and diluted	16,717,761	16,548,533

FLUX POWER HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS- continued

(Unaudited)

	Quarter ended June 30,
	2025	2024
Revenues	$16,737,000	$13,377,000
Cost of sales	10,965,000	9,785,000

Gross profit	5,772,000	3,592,000

Operating expenses:
Selling and administrative	5,487,000	4,303,000
Research and development	1,045,000	1,100,000
Total operating expenses	6,532,000	5,403,000

Operating loss	(760,000)	(1,811,000)

Other income (expense):
Interest income (expense), net	(419,000)	(433,000)

Net loss	$(1,179,000)	$(2,244,000)

Net loss per share - basic and diluted	$(0.07)	$(0.13)

Weighted average number of common shares outstanding - basic and diluted	16,822,202	16,847,255

FLUX POWER HOLDINGS, INC.

Non-GAAP Net Income Adjustments

(Unaudited)

	Year ended June 30,
	2025	2024
Net Income / (Loss)	$(6,674,000)	$(8,333,000)

Non-GAAP Adjustments to Net Income / (Loss):
Stock Based Compensation	979,000	1,571,000
Restatement and related Costs	2,900,000	-
Total Non-GAAP Adjustments	3,879,000	1,571,000

Non-GAAP Net Income / (Loss)	(2,795,000)	(6,762,000)
Non-GAAP loss per share - basic and diluted	$(0.17)	$(0.41)

	Quarter ended June 30,
	2025	2024
Net Income / (Loss)	$(1,179,000)	$(2,244,000)
Non-GAAP Adjustments to Net Income / (Loss):
Stock Based Compensation	148,000	338,000
Restatement and related Costs	1,000,000	-
Total Non-GAAP Adjustments	1,148,000	338,000

Non-GAAP Net Income / (Loss)	(31,000)	(1,906,000)
Non-GAAP loss per share - basic and diluted	$(0.00)	$(0.11)

FLUX POWER HOLDINGS, INC.

Non-GAAP Operating Income Adjustments

(Unaudited)

Non-GAAP Operating Income Adjustments

	Year ended June 30,
	2025	2024
Operating Income / (Loss)	$(5,028,000)	$(6,615,000)

Non-GAAP Adjustments to Operating Income / (Loss):
Stock Based Compensation	979,000	1,571,000
Restatement and related Costs	2,900,000	-
Total Non-GAAP Adjustments	3,879,000	1,571,000

Non-GAAP Operating Income / (Loss)	$(1,149,000)	$(5,044,000)

	Quarter ended June 30,
	2025	2024
Operating Income / (Loss)	$(760,000)	$(1,811,000)

Non-GAAP Adjustments to Operating Income / (Loss):
Stock Based Compensation	148,000	338,000
Restatement and related Costs	1,000,000	-
Total Non-GAAP Adjustments	1,148,000	338,000

Non-GAAP Operating Income / (Loss)	$388,000	$(1,473,000)

FLUX POWER HOLDINGS, INC.

Adjusted EBITDA Reconciliation

(Unaudited)

	Year ended June 30,
	2025	2024
Net loss	$(6,674,000)	$(8,333,000)
Add/Subtract:
Interest, net	1,646,000	1,718,000
Income tax provision	-	-
Depreciation and amortization	1,002,000	1,045,000
EBITDA	(4,026,000)	(5,570,000)
Add/Subtract:
Restatement and related Costs	2,900,000	-
Stock-based compensation	979,000	1,571,000
Adjusted EBITDA	$(147,000)	$(3,999,000)

	Quarter ended June 30,
	2025	2024
Net loss	$(1,179,000)	$(2,244,000)
Add/Subtract:
Interest, net	419,000	433,000
Income tax provision	-	-
Depreciation and amortization	252,000	258,000
EBITDA	(508,000)	(1,553,000)
Add/Subtract:
Restatement and related Costs	1,000,000	-
Stock-based compensation	148,000	338,000
Adjusted EBITDA	$640,000	$(1,215,000)

FLUX POWER HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	June 30,
	2025	2024
ASSETS
Current assets:
Cash	$1,334,000	$643,000
Accounts receivable, net of allowance for credit losses of $68,000 and $55,000 at June 30, 2025 and 2024, respectively	11,374,000	9,773,000
Inventories, net	17,231,000	16,977,000
Other current assets	1,865,000	945,000
Total current assets	31,804,000	28,338,000

Right of use assets, net	1,275,000	2,096,000
Property, plant and equipment, net	1,554,000	1,749,000
Other assets	119,000	118,000

Total assets	$34,752,000	$32,301,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$16,295,000	$11,395,000
Accrued expenses	7,058,000	3,926,000
Line of credit	13,627,000	13,834,000
Subordinated debt	1,000,000	-
Deferred revenue	459,000	485,000
Customer deposits	38,000	18,000
Finance leases payable, current portion	80,000	156,000
Office leases payable, current portion	815,000	734,000
Accrued interest	246,000	126,000
Total current liabilities	39,618,000	30,674,000

Long term liabilities:
Finance leases payable, less current portion	32,000	112,000
Office leases payable, less current portion	506,000	1,321,000

Total liabilities	40,156,000	32,107,000

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value; 500,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.001 par value; 75,000,000 and 30,000,000 authorized at June 30, 2025 and 2024, respectively; 16,835,698 and 16,682,465 shares issued and outstanding at June 30, 2025 and 2024, respectively	17,000	17,000
Additional paid-in capital	100,965,000	99,889,000
Accumulated deficit	(106,386,000)	(99,712,000)
Total stockholders’ equity (deficit)	(5,404,000)	194,000
Total liabilities and stockholders’ equity (deficit)	$34,752,000	$32,301,000

Contacts

Media & Investor Relations:
media@fluxpower.com
info@fluxpower.com

External Investor Relations:
Leanne Sievers | Joel Achramowicz
Shelton Group
flux-ir@sheltongroup.com